UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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The Finish Line, Inc.

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The Finish Line, Inc.

3308 N. Mitthoeffer Road

Indianapolis, Indiana 46235

SUPPLEMENT DATED JUNE 29, 2017

TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 13, 2017

This information supplements information contained in the definitive Proxy Statement of The Finish Line, Inc. (the “Company”) filed with the Securities and Exchange Commission on June 2, 2017 (the “Proxy Statement”) in connection with the Annual Meeting of Shareholders of the Company to be held on July 13, 2017 (the “Annual Meeting”). This supplement should be read in conjunction with the Proxy Statement.

At the Annual Meeting, the Company is seeking, among other things, shareholder approval of the election of three Class I Directors to serve on the Company’s Board of Directors until the 2020 Annual Meeting of Shareholders. In the Proxy Statement, our Board of Directors unanimously recommends a vote “FOR” the election of the three Class I Director nominees. The Proxy Statement also provides, among other things, certain information regarding the number of the Company’s issued and outstanding shares and the ownership of the Company’s shares of common stock by certain beneficial owners and management.

The purpose of this supplement is to (i) provide a response to a recent recommendation by ISS Proxy Advisory Services (“ISS”) that its clients “withhold” their votes for Class I Director nominee Torrence Boone solely because of a provision in the Company’s Bylaws relating to how our Bylaws can be amended; and (ii) to correct an inadvertent error in the number of shares of our issued and outstanding common stock as of the close of business on May 12, 2017, the record date for the Annual Meeting, as previously disclosed in the Proxy Statement.

Torrence Boone Should be Re-Elected to the Company’s Board of Directors

In the Proxy Statement for the Annual Meeting, our Board of Directors unanimously recommends a vote “FOR” the election of the three Class I Director nominees listed in the Proxy Statement at Proposal 1. ISS has, however, recommended that its clients “withhold” their votes for the election of current director and Class I nominee Torrence Boone solely because of a provision in the Company’s Bylaws stating that the Bylaws can only be amended by the Board of Directors.

Under a new 2017 policy, ISS considers any restriction on bylaw amendments by shareholders to be a “material governance failure.” In its Proxy Analysis and Benchmarking Policy Voting Recommendations report on the Company issued on June 21, 2017, ISS stated it was recommending a “withhold” vote for director Torrence Boone because of this issue and due to the fact Mr. Boone is currently the only director nominee up for re-election this year who is a member of the Corporate Governance and Nominating Committee of the Company’s Board. We also note that other shareholder advisory services, such as Glass Lewis, do not have such a policy. In fact, Glass Lewis has recommended that its clients vote “FOR” the re-election of Mr. Boone.

The Company’s Bylaws reflect the statutory default under Indiana law, which provides that only an Indiana corporation’s board of directors may amend or repeal the corporation’s bylaws. Indiana has had this statutory default for over 80 years, since at least 1929. As a result, the Company firmly believes that we have not diminished shareholders’ rights under Indiana state law in any way, because shareholders do not have the right under Indiana law to amend the bylaws as a statutory default.

Furthermore, there are many provisions in our Bylaws that deal with various procedural and administrative matters, and if these provisions were amended in ways that did not have the Company’s or the shareholders’ best interests in mind, it would likely be very disruptive to the operations of the Company and effective corporate governance, and ultimately shareholder value.

Mr. Boone has served as a Director of the Company since August 2011, and he currently serves as Vice President, Global Agency Sales & Services, for Google. Mr. Boone previously served as Managing Director of Agency Business Development for Google from 2010 to 2014. Prior to joining Google, Mr. Boone was global CEO of Enfatico, a full-service, integrated agency, from 2008 to 2010, and from 2001 to 2008 he was a senior executive of Digitas, including serving as President of the digital marketing agency’s flagship Boston region. He also previously served as Vice President and General Manager of digital marketing agency, Avenue A (now Razorfish), and was a Senior Manager at Bain & Company. Mr. Boone is currently a director of Pond5, a leading online marketplace for creative assets. As an internationally recognized speaker and recipient of numerous advertising awards, Mr. Boone brings a depth of knowledge and experience in digital marketing as well as strong business acumen to the Board. His skill set is acutely relevant to the Company’s brand building initiative. As the youngest member of the Board and an African-American, Mr. Boone is a key building block in the Company’s continuous effort to achieve and maintain a diverse Board. As a result, the Board strongly believes Mr. Boone should be re-elected to the Board of Directors.

We also strongly believe that our Board membership reflects strong skills, leadership, experience, and diversity, and therefore, we believe not to re-elect Mr. Boone would be significantly detrimental to the Company and would not further good corporate governance. The Board encourages you to read the Proxy Statement to gain further insight into the skills and unique experiences of Mr. Boone.

As a result, the Board of Directors continues to unanimously recommend that you vote “FOR” the election of all three Class I Director nominees, including Torrence Boone, to the Board of Directors at the Annual Meeting.

Shares Outstanding

This supplement also is being filed to correct an inadvertent error in the number of shares of the Company’s common stock outstanding and entitled to vote as of the close of business on May 12, 2017, the record date for the Annual Meeting (the “Record Date”), as previously disclosed in the Proxy Statement.

As of the close of business on the Record Date, 41,284,904 shares of the Company’s common stock were outstanding and entitled to vote. Accordingly, the references to 40,141,280 shares on pages 5 and 10 of the Proxy Statement are hereby replaced with 41,284,904.

In connection with the corrected number of outstanding shares disclosed above, the figures set forth in the column entitled “% of Shares” in the table under the heading “Security Ownership of Certain Beneficial Owners and Management” on pages 9 and 10 of the Proxy Statement should read as set forth in the table below, which is reproduced in full and replaces and supersedes in its entirety the table on pages 9 and 10 of the Proxy Statement.

Name and Position	Number of Shares(1)		Stock Options Exercisable within 60 days(2)	Total Shares Beneficially Owned	% of Shares(3)

Samuel M. Sato Chief Executive Officer and Director	390,089	(4)	186,312	576,401	1.4%

Edward W. Wilhelm Executive Vice President, Chief Financial Officer	101,725	(5)	142,472	244,197	*

Imran Jooma Executive Vice President, Division President, Omnichannel Strategy	89,539	(6)	98,042	187,581	*

John J. Hall Executive Vice President, Division President, Chief Merchandising Officer	86,651	(7)	78,202	164,853	*

Melissa A. Greenwell Executive Vice President, Chief Operating Officer	72,721	(8)	81,547	154,268	*

Name and Position	Number of Shares(1)		Stock Options Exercisable within 60 days(2)	Total Shares Beneficially Owned	% of Shares(3)

Glenn S. Lyon Chairman of the Board, Former Executive Chairman, Nominee for Director	42,597	(9)	873,979	916,576	2.2%

Torrence Boone Director, Nominee for Director	21,508	(10)	—	21,508	*

William P. Carmichael Director, Nominee for Director	50,069	(10)	—	50,069	*

Dolores A. Kunda Director	38,126	(10)	—	38,126	*

Richard P. Crystal Director	31,962	(10)	—	31,962	*

Stephen Goldsmith Director	37,183	(10)	8,000	45,183	*

Catherine A. Langham Director	22,763	(10)	8,000	30,763	*

Norman H. Gurwitz Director	9,250	(10)	—	9,250	*

Bill Kirkendall Former Executive Vice President, President of JackRabbit	26,049		78,839	104,888	*

All current executive officers and Directors as a group (14 persons)**	1,037,157		1,480,795	2,517,952	5.9%

Other 5% Beneficial Owners	Number of Shares		Stock Options Exercisable within 60 days	Total Shares Beneficially Owned	% of Class(3)

BlackRock, Inc.(11)	4,939,019		—	4,939,019	12.0%

The Vanguard Group(12)	4,266,436		—	4,266,436	10.3%

Dimensional Fund Advisors LP(13)	3,441,733		—	3,441,733	8.3%

DePrince, Race & Zollo, Inc.(14)	2,108,411		—	2,108,411	5.1%

*	Represents less than 1% of the Company’s outstanding shares of common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See footnote 3 below.
**	Excludes Bill Kirkendall, the Company’s former Executive Vice President, President of JackRabbit, who departed from the Company effective February 24, 2017. Mr. Kirkendall is disclosed in the table above because he is an NEO of the Company for Fiscal 2017, as determined pursuant to Regulation S-K Item 402(a)(3)(iv), despite the fact he is not currently employed by the Company.
(1)	Each executive officer and Director has sole voting and investment power with respect to the shares listed, unless otherwise indicated. The address for the executive officers and Directors is: 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235.
(2)	The executive officers and Directors listed have the right to acquire the number of shares of common stock reflected in this column on or within 60 days of May 12, 2017.
(3)	For each individual or group disclosed in the table above, the figures in this column are based on 41,284,904 shares of common stock issued and outstanding as of May 12, 2017, plus the number of shares of common stock each such individual or group has the right to acquire on or within 60 days after May 12, 2017, computed in accordance with Rule 13d-3(d)(1) under the Exchange Act.
(4)	Includes 200,534 shares of restricted stock held by Mr. Sato pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Sato has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.

(5)	Includes 40,488 shares of restricted stock held by Mr. Wilhelm pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Wilhelm has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(6)	Includes 41,940 shares of restricted stock held by Mr. Jooma pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Jooma has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(7)	Includes 48,510 shares of restricted stock held by Mr. Hall pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Mr. Hall has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(8)	Includes 34,378 shares of restricted stock held by Ms. Greenwell pursuant to grants received on March 27, 2017 under the 2009 Incentive Plan. Ms. Greenwell has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(9)	Includes 3,518 shares of restricted stock held by Mr. Lyon pursuant to grants received on October 3, 2016 under the 2009 Incentive Plan. Mr. Lyon has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(10)	For each Director, includes 4,532 shares of restricted stock held by the Director pursuant to grants made to each Director on July 14, 2016 under the 2009 Incentive Plan. Under the terms of the grants, all the shares will vest in one tranche on July 13, 2017. Each Director has voting rights with respect to these unvested shares, and may be deemed to have investment power over the shares.
(11)	This information is based solely on a Schedule 13G/A filed on behalf of BlackRock, Inc. (“BlackRock”) with the SEC as of December 31, 2016. The address of BlackRock is 55 E. 52nd Street, New York, New York 10055. BlackRock has sole voting power with respect to 4,820,247 of the reported shares and sole dispositive power with respect to all 4,939,019 of the reported shares.
(12)	This information is based solely on a Schedule 13G/A filed on behalf of The Vanguard Group (“Vanguard”) with the SEC as of December 31, 2016. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power with respect to 59,765 of the reported shares, sole dispositive power with respect to 4,201,944 of the reported shares, shared voting power with respect to 7,238 of the reported shares, and shared dispositive power with respect to 64,492 of the reported shares.
(13)	This information is based solely on a Schedule 13G filed on behalf of Dimensional Fund Advisors LP (“Dimensional”) with the SEC as of December 31, 2016. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, Texas 78746. Dimensional is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts, and separate accounts (such investment companies, trusts, and accounts are collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser, and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all reported shares are owned by the Dimensional Funds, and Dimensional disclaims beneficial ownership of such shares. Dimensional has sole voting power with respect to 3,302,807 of the reported shares and sole dispositive power with respect to all 3,441,733 of the reported shares.
(14)	This information is based solely on a Schedule 13G filed on behalf of DePrince, Race & Zollo, Inc. (“DRZ”) with the SEC as of December 31, 2016. The address of DRZ is 250 Park Avenue South, Suite 250, Winter Park, Florida 32789. DRZ has sole voting power with respect to 1,550,793 of the reported shares, and sole dispositive power with respect to all 2,108,411 of the reported shares.

Except as described above, this supplement does not modify, amend, supplement, or otherwise affect the Proxy Statement.

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